UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) Not Applicable

Harvest Natural Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10762	77-0196707
(Commission File Number)	(IRS Employer Identification No.)

5956 Sherry Lane, Suite 1000
Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

(214) 451-6909

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events.

Distribution to Stockholders

On November 28, 2018, the board of directors of Harvest Natural Resources, Inc. (the “Company”) approved a cash liquidating distribution of $0.52 per share of common stock of the Company to all stockholders of record as of the close of business on November 28, 2018. The company expects that the distribution will be paid to record holders approximately two weeks from the date of approval. The approval of the distribution follows the November 21, 2018, order of the Court of Chancery of the State of Delaware authorizing the Company to make distributions after reserving sufficient funds to pay costs and expenses during the Company’s continued statutory winding up period, which will end on May 4, 2020. The court’s order marks the completion of the Company’s compliance with Delaware’s safe-harbor dissolution procedures described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on January 24, 2017. The Company currently anticipates that it will pay one or two additional distributions before May 4, 2020, when the Company’s existence is expected to terminate, to the extent funds are available.

Newfield Litigation

In its Current Report on Form 8-K filed with the SEC on April 26, 2018, the Company reported on the status of the lawsuit by the Company, its subsidiary Harvest (US) Holdings, Inc., Branta LLC, and Branta Exploration & Production Company against Newfield Production Company (“Newfield”) in the United States District Court of Colorado. On September 25, 2018, the Company and the other plaintiffs in the litigation entered into a settlement agreement with Newfield under which the parties released each other from all claims, including any claim by Newfield for collection of Newfield’s costs in connection with the litigation and including the plaintiffs’ right to pursue any appeal. On October 26, 2018, the court entered the final order of dismissal, under which the litigation was terminated.

Venezuelan Litigation

In its Current Report on Form 8-K filed with the SEC on March 2, 2018, the Company reported on the institution of its lawsuit against 11 defendants in the United States District Court of Texas, Houston Division. In April 2018, the Company dismissed two of the 11 defendants from the lawsuit. On November 13, 2018, the court granted the Company’s Notice of Voluntary Dismissal of the lawsuit, without prejudice, as to all but one of the remaining nine defendants. The lawsuit against Rafael Dario Ramirez Carreno remains in place.

Financial Information

Attached to this Current Report on Form 8-K as Exhibit 99.1 is the Company’s unaudited estimated Consolidated Condensed Statement of Net Assets as of November 21, 2018 (the date of the court’s order described in “Distribution to Stockholders” above). This unaudited estimated financial statement is presented on the liquidation basis of accounting, under which assets are stated at their net realizable values, liabilities are stated at contractual amounts, and estimated liabilities are stated at their estimated settlement amounts, including those estimated costs associated with implementing the Company’s plan of dissolution. Estimates will be periodically reviewed and adjusted. There can be no assurance that these estimated values will be realized. These amounts should not be taken as an indication of the timing or amount of any future distributions or the value of the assets and costs associated with carrying out the Company’s plan of dissolution. The actual value and costs associated with carrying out the plan of dissolution are expected to differ from amounts reflected in the attached financial statement because of the plan’s inherent uncertainty. These differences could be material. It is not possible to predict with certainty the timing or aggregate amount that may ultimately be distributed to stockholders, and no assurance can be given that possible future distributions will reflect the estimates presented. Claims, liabilities and future expenses for operations will continue to be incurred with the execution of the Company’s plan of dissolution. These costs will reduce the amount of net assets available for ultimate distribution to stockholders. This financial statement does not take into account the distribution to stockholders approved by the Company’s board of directors on November 28, 2018.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

99.1	Consolidated Condensed Statement of Net Assets as of November 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.

Date: November 28, 2018	By:	/s/ Harva Dockery
Harva Dockery
Agent

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